Exhibit 99.1

FOR IMMEDIATE RELEASE
October 29, 2014

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $0.14 NET INCOME PER COMMON SHARE AND
$22.24 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - October 29, 2014 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended September 30, 2014 of $7.2 million, or $0.14 per common share, and net book value of $22.24 per common share. Economic return on common equity for the period, defined as dividends and change in net book value, was 0.7% for the quarter, or an annualized return of 2.8%.

THIRD QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$0.14 per common share of net income

◦	Includes all unrealized gains and losses on investment and hedging portfolios

•	$0.68 per common share of net spread and dollar roll income

◦	Includes $0.20 per common share of estimated dollar roll income associated with the average net long position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes net servicing loss of $(0.06) per common share

•	$0.65 per common share dividend declared on September 18, 2014

◦	13.8% annualized dividend yield based on September 30, 2014 closing stock price of $18.82 per share

•	$22.24 per common share net book value as of September 30, 2014

◦	Decreased $0.49 per common share, or 2.2%, from $22.73 per common share as of June 30, 2014

•	0.7% economic return on common equity for the quarter, or 2.8% annualized

◦	Comprised of a $0.65 per common share dividend and a $0.49 per common share decrease in net book value

American Capital Mortgage Investment Corp.
October 29, 2014

ADDITIONAL THIRD QUARTER 2014 HIGHLIGHTS

•	$6.4 billion investment portfolio as of September 30, 2014

◦	$4.3 billion agency securities

◦	$0.9 billion net long TBA mortgage position

◦	$1.1 billion non-agency securities

◦	$0.1 billion mortgage servicing rights ("MSR")

•	4.9x "at risk" leverage as of September 30, 2014

◦	4.1x excluding net long TBA mortgage position

•	8.9% agency securities actual CPR for the quarter

◦	7.6% projected life CPR for agency securities as of September 30, 2014

•	2.39% annualized net spread and dollar roll income for the quarter

“To the surprise of most fixed income investors, longer term interest rates continued to rally in the third quarter in response to slower global economic growth and weaker inflation data,” commented Gary Kain, President and Chief Investment Officer. “Despite the tapering of Fed asset purchases, the rally in interest rates and flattening of the yield curve, agency MBS only gave back a small portion of the gains produced earlier in the year. Our non-agency portfolio continued to perform well despite some weakness in other credit spreads. Our current portfolio composition, with a mix of agency MBS, legacy non-agencies, GSE risk transfer securities and MSR, should position us well across a range of different scenarios.”

Malon Wilkus, Chair and Chief Executive Officer, commented “Year to date, MTGE has generated a positive economic return on common equity of over 12%. Moreover, since its inception, MTGE has paid $9.60 per common share in dividends and grown net book value by $2.24 per common share. We are very pleased with these results, particularly given the slower than expected pace of reform in the U.S. housing finance system and the periods of significant volatility we have experienced. Our performance demonstrates the benefits of our active portfolio management, strong asset selection, prudent risk management and the continuous development of new investment capabilities that will undoubtedly benefit our shareholders in the years to come.”

NET BOOK VALUE

As of September 30, 2014, the Company's net book value per common share was $22.24, or $0.49 lower than its $22.73 net book value per common share as of June 30, 2014.

INVESTMENT PORTFOLIO

As of September 30, 2014, the Company's investment portfolio included $4.3 billion of agency MBS, $0.9 billion of net long TBA securities, $1.1 billion of non-agency MBS, and $0.1 billion of MSR.

The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations. As of September 30, 2014, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $0.9 billion, with a net carrying value of $(2.1) million reported in derivative assets/(liabilities) on the Company's consolidated balance sheets.

As of September 30, 2014, the Company's agency MBS investment portfolio, inclusive of net long TBA, was comprised of $5.1 billion of fixed rate and $0.1 billion of adjustable rate securities.

American Capital Mortgage Investment Corp.
October 29, 2014

As of September 30, 2014, the Company's agency fixed rate MBS investments were comprised of $1.7 billion ≤15 year securities, $0.2 billion 20 year securities, $2.2 billion 30 year securities, $(0.2) billion 15 year net short TBA securities and $1.2 billion 30 year net long TBA securities. As of September 30, 2014, ≤15 year fixed rate investments, inclusive of the short TBA position, represented 27% of the Company's agency investment portfolio, a decrease from 34% as of June 30, 2014, and 30 year fixed rate investments, inclusive of the net long TBA position, represented 66% of the Company's agency investment portfolio, an increase from 60% as of June 30, 2014.

As of September 30, 2014, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.52%, comprised of a weighted average coupon of 3.03% for ≤15 year securities, 3.35% for 20 year securities and 3.73% for 30 year securities.

As of September 30, 2014, the Company's $1.1 billion non-agency portfolio was comprised of 46% Alt-A, 24% prime, 16% option ARM and 14% subprime securities.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the third quarter of 2014 was 8.9%, up from 8.3% during the second quarter. The CPR published in October 2014 for the Company's agency portfolio held as of September 30, 2014 was 8.4%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of September 30, 2014 was 7.6%, compared to 7.5% as of June 30, 2014.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $7.9 million, or $0.15 per common share. The Company recognized approximately $(0.8) million, or $(0.02) per common share, of "catch-up" premium amortization expense during the quarter, as projected CPR estimates rose for the Company's existing agency securities during the quarter. The weighted average cost basis of the Company's agency securities was 104.4% of par and the unamortized agency net premium was $182.0 million as of September 30, 2014.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 67.9% of par as of September 30, 2014. Discount accretion on the non-agency portfolio for the quarter was $10.2 million, or $0.20 per common share. The total net discount remaining was $474.2 million as of September 30, 2014, with $146.3 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average asset yield on its investment portfolio for the third quarter was 3.28%, compared to 3.25% for the second quarter. Excluding the impact of "catch-up" premium amortization income recognized

American Capital Mortgage Investment Corp.
October 29, 2014

due to changes in projected CPR estimates, the annualized weighted average yield on the Company's investment portfolio was 3.34% for the third quarter, compared to 3.23% for the second quarter. The Company's average asset yield as of September 30, 2014 was 3.33%, unchanged from June 30, 2014.

The Company's average cost of funds during the third quarter (derived from the cost of repurchase agreements and interest rate swaps) increased 3 bps to 1.02%, from 0.99% during the second quarter. The increase in the Company's average cost of funds was due mainly to slightly higher average swap costs as a result of higher effective swap rates. The Company's average cost of funds of 1.03% as of September 30, 2014 was in line with its average cost of funds of 1.02% as of June 30, 2014.

The Company's average net interest rate spread, inclusive of dollar rolls, for the third quarter was 2.34%, an increase of 2 bps from 2.32% for the second quarter. Excluding dollar rolls, the Company's average net interest rate spread was 2.26% for the third quarter, unchanged from the second quarter.

LEVERAGE AND HEDGING ACTIVITIES

As of September 30, 2014, $4.5 billion of the Company's repurchase agreements were used to fund purchases of agency and non-agency securities, while the remaining $0.5 billion were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including net long TBA securities and excluding its investment in Residential Credit Solutions, Inc. ("RCS"), the Company's "at risk" leverage ratio was 4.9x as of September 30, 2014 and averaged 5.2x during the third quarter.

The $4.5 billion borrowed under agency and non-agency repurchase agreements as of September 30, 2014 had remaining maturities consisting of:

•	$2.1 billion of one month or less;

•	$0.8 billion between one and two months;

•	$0.6 billion between two and three months;

•	$0.4 billion between three and six months;

•	$0.3 billion between six and twelve months; and

•	$0.3 billion greater than twelve months.

As of September 30, 2014, the Company's agency and non-agency repurchase agreements had an average of 87 days remaining to maturity, down from 103 days at June 30, 2014.

As of September 30, 2014, the Company had repurchase agreements with 33 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 18% of the Company's equity at risk.

The Company's interest rate swap positions as of September 30, 2014 totaled $4.0 billion in notional amount, with a weighted average fixed pay rate of 2.09%, a weighted average receive rate of 0.23% and a weighted average maturity of 5.0 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $2.0 billion and an average fixed pay rate of 1.25% as of September 30, 2014. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company also utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of September 30, 2014, the Company held payer swaption contracts with a

American Capital Mortgage Investment Corp.
October 29, 2014

total notional amount of $0.5 billion and a weighted average expiration of 1.8 years. These swaptions have an underlying weighted average interest rate swap term of 5.0 years, with a weighted average pay rate of 3.11% as of September 30, 2014.
In addition to its interest rate swaps and swaptions, the Company held a net short position in U.S. Treasury securities and futures with a notional market value of $0.5 billion.
As of September 30, 2014, 91% of the Company's combined repurchase agreement and net long TBA balance was hedged through interest rate swaps, interest rate swaptions, options and U.S. Treasury securities and futures.

SERVICING

During the third quarter, the Company recorded $13.1 million in servicing income and $(16.2) million in servicing expense. As of September 30, 2014, RCS managed a servicing portfolio of approximately 73,000 residential mortgage loans, representing approximately $15 billion in unpaid principal balances.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the third quarter, the Company recorded $(19.4) million in other gains (losses), net, or $(0.38) per common share. Other gains (losses), net, for the quarter are comprised of:

•	$0.7 million of net realized gain on agency securities;

•	$17.4 million of net realized gain on non-agency securities;

•	$(18.4) million of net unrealized loss on agency securities;

•	$(21.1) million of net unrealized loss on non-agency securities;

•	$(5.2) million of net realized loss on periodic settlements of interest rate swaps;

•	$13.7 million of net realized gain on other derivatives and securities;

•	$(3.3) million of net unrealized loss on other derivatives and securities; and

•	$(3.1) million of unrealized loss on mortgage servicing rights.

Realized and unrealized net losses on other derivatives and securities during the third quarter include $12.2 million of net gain on interest rate swaps and swaptions, $(3.8) million of net loss on U.S. treasury securities and futures, and $1.8 million of net gain on TBA mortgage positions (including $10.4 million of dollar roll income).

ESTIMATED TAXABLE INCOME

REIT taxable income for the third quarter is estimated at $0.38 per common share, or $0.24 higher than GAAP net income per common share.

The primary differences between GAAP net income and estimated REIT taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized

American Capital Mortgage Investment Corp.
October 29, 2014

or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries, and (iv) temporary differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the third quarter excludes $0.73 per share of estimated net capital gains, which are not included in the Company's ordinary taxable income, but are applied against previously recognized net capital losses.

As of September 30, 2014, the Company had approximately $13.3 million of estimated undistributed taxable income ("UTI"), or $0.26 per common share, net of dividends declared. UTI excludes the Company's net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of September 30, 2014, the Company had estimated cumulative non-deductible net capital losses of $(142.6) million, or $(2.79) per common share, which may be carried forward and applied against future net capital gains through 2018. Additionally, as of September 30, 2014, the Company had estimated net deferred gains from terminated swaps and swaptions of $82.1 million, or $1.61 per common share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

THIRD QUARTER 2014 DIVIDEND DECLARATION
On September 18, 2014, the Board of Directors of the Company declared a third quarter dividend on its common stock of $0.65 per share, unchanged from the prior quarter, which was paid on October 27, 2014, to common stockholders of record as of September 30, 2014. Since its August 2011 initial public offering, the Company has declared and paid a total of $384.7 million in common stock dividends, or $9.60 per common share.

On September 18, 2014, the Board of Directors of the Company declared a third quarter dividend on its Series A Preferred Stock of $0.5078125 per share. The dividend was paid on October 15, 2014 to preferred stockholders of record as of October 1, 2014. Since the May 2014 preferred stock offering, the Company has declared and paid a total of $1.6 million in preferred stock dividends, or $0.8068625 per share.

STOCK REPURCHASE PROGRAM
The Company's Board of Directors has extended the Company's existing stock repurchase program through December 31, 2015. The Company did not repurchase any of its shares of common stock during the third quarter. As of September 30, 2014, the total remaining amount authorized under the program for repurchases of the Company's common stock was $134.9 million. The Company intends to only consider repurchasing shares of its common stock when the repurchase price is less than its estimate of the current net book value per common share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
October 29, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
Assets:
Agency securities, at fair value	$4,259,763	$4,464,193	$4,953,038	$5,641,682	$8,397,883
Non-agency securities, at fair value	1,075,867	1,051,140	1,036,180	1,011,217	927,914
REIT equity securities, at fair value	—	11,482	41,344	38,807	—
Treasury securities, at fair value	467,201	148,328	121,623	637,342	855,815
Cash and cash equivalents	204,938	200,015	190,599	206,398	204,129
Restricted cash	88,161	92,157	58,487	21,005	36,725
Interest receivable	14,523	14,112	16,045	20,620	26,924
Derivative assets, at fair value	32,948	35,524	41,129	108,221	154,510
Receivable for securities sold	49,131	196,616	4,743	608,646	201,968
Receivable under reverse repurchase agreements	745,443	579,364	766,021	22,736	—
Mortgage servicing rights, at fair value	100,314	106,164	38,508	15,608	—
Other assets	45,638	63,034	56,216	65,583	3,997
Total assets	$7,083,927	$6,962,129	$7,323,933	$8,397,865	$10,809,865
Liabilities:
Repurchase agreements	$4,921,812	$4,999,178	$5,303,712	$7,158,192	$9,248,346
Payable for agency and non-agency securities purchased	98,671	26,341	57,078	—	186,621
Derivative liabilities, at fair value	48,742	51,027	14,110	11,327	99,480
Dividend payable	34,359	33,900	33,242	33,381	37,031
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	742,642	580,646	760,676	22,530	—
Accounts payable and other accrued liabilities	45,424	53,347	41,050	69,715	55,050
Total liabilities	5,891,650	5,744,439	6,209,868	7,295,145	9,626,528
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,018	—	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 51,142, 51,142, 51,142, 51,356 and 52,902 issued and outstanding, respectively	511	511	511	514	529
Additional paid-in capital	1,198,324	1,197,692	1,197,656	1,201,826	1,231,797
Retained deficit	(59,597)	(33,531)	(84,102)	(99,620)	(48,989)
Total stockholders' equity	1,192,277	1,217,690	1,114,065	1,102,720	1,183,337
Total liabilities and stockholders' equity	$7,083,927	$6,962,129	$7,323,933	$8,397,865	$10,809,865

Net book value per common share	$22.24	$22.73	$21.78	$21.47	$22.37

American Capital Mortgage Investment Corp.
October 29, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Interest income:
Agency securities	$27,208	$31,459	$34,272	$54,141	$54,587
Non-agency securities	16,324	15,502	15,968	15,497	15,847
Other	114	77	56	56	77
Interest expense	(6,407)	(7,256)	(8,145)	(10,656)	(10,949)
Net interest income	37,239	39,782	42,151	59,038	59,562

Servicing:
Servicing income	13,081	11,389	9,564	3,350	—
Servicing expense	(16,213)	(14,426)	(14,222)	(7,489)	—
Net servicing loss	(3,132)	(3,037)	(4,658)	(4,139)	—

Other gains (losses), net:
Realized gain (loss) on agency securities, net	685	4,052	(13,133)	(86,768)	(71,179)
Realized gain on non-agency securities, net	17,403	12,983	1,409	1,246	5,884
Realized loss on periodic settlements of interest rate swaps, net	(5,226)	(5,227)	(4,947)	(8,778)	(14,449)
Realized gain (loss) on other derivatives and securities, net	13,704	11,560	(22,028)	25,898	65,258
Unrealized gain (loss) on agency securities, net	(18,446)	78,336	67,557	(24,974)	80,894
Unrealized gain (loss) on non-agency securities, net	(21,103)	2,018	7,830	13,088	(424)
Unrealized gain (loss) on other derivatives and securities, net	(3,303)	(49,211)	(19,094)	14,628	(105,138)
Unrealized loss on mortgage servicing rights	(3,076)	(529)	(100)	—	—
Total other gains (losses), net	(19,362)	53,982	17,494	(65,660)	(39,154)

Expenses:
Management fees	4,544	4,377	4,248	4,432	4,725
General and administrative expenses	1,908	1,846	1,830	1,755	1,781
Total expenses	6,452	6,223	6,078	6,187	6,506

Income (loss) before excise tax	8,293	84,504	48,909	(16,948)	13,902
Excise tax	—	207	149	302	200
Net income (loss)	8,293	84,297	48,760	(17,250)	13,702
Dividend on preferred stock	(1,117)	(484)	—	—	—
Net income (loss) available (attributable) to common shareholders	$7,176	$83,813	$48,760	$(17,250)	$13,702

Net income (loss) per basic and diluted common share	$0.14	$1.64	$0.95	$(0.33)	$0.25

American Capital Mortgage Investment Corp.
October 29, 2014

Weighted average number of common shares outstanding - basic	51,142	51,142	51,272	52,028	54,515

Weighted average number of common shares outstanding - diluted	51,158	51,142	51,272	52,028	54,515

Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.70

American Capital Mortgage Investment Corp.
October 29, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Interest income:
Agency securities	$27,208	$31,459	$34,272	$54,141	$54,587
Non-agency securities and other	16,438	15,579	16,024	15,553	15,924
Interest expense	(6,407)	(7,256)	(8,145)	(10,656)	(10,949)
Net interest income	37,239	39,782	42,151	59,038	59,562
Dividend income from investments in REIT equity securities (2)	—	732	1,108	977	—
Realized loss on periodic settlements of interest rate swaps, net	(5,226)	(5,227)	(4,947)	(8,778)	(14,449)
Adjusted net interest income	32,013	35,287	38,312	51,237	45,113
Operating expenses (3)	(6,452)	(6,223)	(6,078)	(6,187)	(6,506)
Net spread income	25,561	29,064	32,234	45,050	38,607
Dollar roll income (loss)	10,364	8,030	(1,824)	(9,032)	(6,827)
Net spread and dollar roll income	35,925	37,094	30,410	36,018	31,780
Dividend on preferred stock	(1,117)	(484)	—	—	—
Net spread and dollar roll income available to common shareholders	$34,808	$36,610	$30,410	$36,018	$31,780

Weighted average number of common shares outstanding - basic	51,142	51,142	51,272	52,028	54,515
Weighted average number of common shares outstanding - diluted	51,158	51,142	51,272	52,028	54,515

Net spread income per common share - basic and diluted	$0.48	$0.56	$0.63	$0.87	$0.71
Net spread and dollar roll income per common share – basic and diluted	$0.68	$0.72	$0.59	$0.69	$0.58

American Capital Mortgage Investment Corp.
October 29, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Net income (loss)	$8,293	$84,297	$48,760	$(17,250)	$13,702
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	18,446	(78,336)	(67,557)	24,974	(80,894)
Non-agency securities	21,103	(2,018)	(7,830)	(13,088)	424
Derivatives and other securities	6,379	49,740	19,194	(14,628)	105,138
Premium amortization, net	(3,778)	(4,232)	(1,722)	(5,825)	44
Capital losses (gains) in excess of capital gains (losses) (4)	(37,359)	(34,583)	19,502	131,907	63,131
Other realized (gains) losses, net	4,451	5,323	15,912	(66,863)	(55,220)
Taxable REIT subsidiary loss and other	3,132	3,244	4,807	4,441	164
Total book to tax difference	12,374	(60,862)	(17,694)	60,918	32,787
Estimated taxable income	20,667	23,435	31,066	43,668	46,489
Dividend on preferred stock	(1,117)	(484)	—	—	—
Estimated taxable income available to common shareholders	$19,550	$22,951	$31,066	$43,668	$46,489

Weighted average number of common shares outstanding - basic	51,142	51,142	51,272	52,028	54,515
Weighted average number of common shares outstanding - diluted	51,158	51,142	51,272	52,028	54,515

Net estimated taxable income per common share – basic and diluted	$0.38	$0.45	$0.61	$0.84	$0.85
Estimated cumulative undistributed REIT taxable income per common share	$0.26	$0.53	$0.73	$0.77	$0.60

Beginning cumulative non-deductible capital losses	$179,987	$214,570	$195,068	$63,161	$—
Current period net capital loss (gain)	(37,359)	(34,583)	19,502	131,907	63,161
Ending cumulative non-deductible capital losses	$142,628	$179,987	$214,570	$195,068	$63,161
Ending cumulative non-deductible capital losses per common share	$2.79	$3.52	$4.20	$3.80	$1.19

American Capital Mortgage Investment Corp.
October 29, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Ending agency securities, at fair value	$4,259,763	$4,464,193	$4,953,038	$5,641,682	$8,397,883
Ending agency securities, at cost	$4,310,828	$4,496,811	$5,063,993	$5,820,194	$8,551,421
Ending agency securities, at par	$4,128,817	$4,301,864	$4,849,295	$5,573,593	$8,179,581
Average agency securities, at cost	$4,323,399	$4,851,241	$5,606,086	$7,674,009	$8,424,136
Average agency securities, at par	$4,138,378	$4,645,002	$5,368,817	$7,335,621	$8,060,321

Ending non-agency securities, at fair value	$1,075,867	$1,051,140	$1,036,180	$1,011,217	$927,914
Ending non-agency securities, at cost	$1,003,036	$957,207	$944,264	$927,131	$856,915
Ending non-agency securities, at par	$1,477,251	$1,490,982	$1,522,954	$1,526,918	$1,472,299
Average non-agency securities, at cost	$987,963	$927,830	$920,213	$902,518	$857,048
Average non-agency securities, at par	$1,493,252	$1,484,770	$1,510,092	$1,512,170	$1,484,249

Net TBA portfolio - as of period end, at fair value	$949,111	$1,167,645	$693,605	$(774,840)	$(1,609,891)
Net TBA portfolio - as of period end, at cost	$951,179	$1,154,708	$693,414	$(775,859)	$(1,556,881)
Average net TBA portfolio, at cost	$1,095,781	$865,738	$(310,905)	$(1,162,138)	$(689,331)

Average total assets, at fair value	$6,872,722	$7,205,796	$7,812,035	$9,899,105	$10,619,499
Average agency and non-agency repurchase agreements	$4,524,189	$5,062,594	$5,762,349	$7,654,594	$8,298,648
Average stockholders' equity (5)	$1,200,644	$1,169,456	$1,120,233	$1,146,628	$1,212,720

Average coupon	2.93%	2.95%	2.93%	3.04%	3.05%
Average asset yield	3.28%	3.25%	3.08%	3.25%	3.04%
Average cost of funds (6)	1.02%	0.99%	0.92%	0.99%	1.21%
Average net interest rate spread	2.26%	2.26%	2.16%	2.25%	1.82%
Average net interest rate spread, including estimated dollar roll income (7)	2.34%	2.32%	2.19%	2.27%	1.63%
Average net spread and dollar roll income, excluding catch-up premium amortization	2.39%	2.30%	2.29%	2.05%	1.78%
Average coupon as of period end	2.94%	2.93%	2.93%	2.93%	3.07%
Average asset yield as of period end	3.33%	3.33%	3.20%	3.18%	3.00%
Average cost of funds as of period end	1.03%	1.02%	0.97%	0.88%	1.23%
Average net interest rate spread as of period end	2.30%	2.31%	2.23%	2.30%	1.77%
Average actual CPR for agency securities held during the period	8.9%	8.3%	5.7%	5.7%	6.7%

American Capital Mortgage Investment Corp.
October 29, 2014

Average projected life CPR for agency securities as of period end	7.6%	7.5%	8.2%	7.3%	7.3%

Leverage - average during the period (8)	4.2x	4.8x	5.6x	6.8x	6.8x
Leverage - average during the period, including net TBA position	5.2x	5.6x	5.3x	5.8x	6.3x
Leverage - as of period end (9)	4.1x	4.2x	5.1x	5.9x	7.0x
Leverage - as of period end, including net TBA position	4.9x	5.2x	5.8x	5.1x	5.7x

Expenses % of average total assets - annualized	0.4%	0.3%	0.3%	0.2%	0.2%
Expenses % of average stockholders' equity - annualized	2.1%	2.1%	2.2%	2.2%	2.1%
Net book value per common share as of period end	$22.24	$22.73	$21.78	$21.47	$22.37
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.70
Net return on average stockholders' equity	2.7%	28.9%	17.7%	(6.0)%	4.5%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing expenses related to the Company's investment in RCS.

(4)
The Company's estimated taxable income for the third quarter excludes $0.73 per common share of estimated net capital gains, which are not included in the Company's ordinary taxable income but are applied against previously recognized net capital losses.

(5)	Excluding our investments in RCS and REIT equity securities, the average stockholder's equity for the third quarter was $1.1 billion.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency repurchase agreements for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency repurchase agreements and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on October 30, 2014 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q3 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on October 30, 2014. In addition, there will be a phone recording available from 1:00 pm ET October 30, 2014 until 9:00 am ET November 14, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10054115.

American Capital Mortgage Investment Corp.
October 29, 2014

For further information or questions, please contact the Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $83 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of aggregate net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
October 29, 2014

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.